EXHIBIT 99.1
                                                                    ------------

PRESS RELEASE

For Further Information, please contact:
Daniel R. Kadolph, Senior Vice President & CFO (708) 450-6759

              MIDWEST BANC HOLDINGS, INC. REPORTS 34.1% INCREASE IN
                          FOURTH QUARTER 2001 EARNINGS

(Melrose Park, IL - January 17, 2002). Midwest Banc Holdings, Inc. (NASDAQ:
MBHI), a community-based bank holding company, announced a 34.1% increase in net income for the fourth quarter of 2001 compared to the similar period of 2000.

Net income was $4,998,000 for the three months ended December 31, 2001 compared to $3,727,000 for the fourth quarter of 2000. Core net income increased 36.7% to $4,640,000 for the three months ended December, 2001 compared to $3,395,000 for the comparable period in 2000. Core net income is defined as net income less the after-tax effect of security gains and trading account profits.

Net income for the twelve months ended December 31, 2001 was $17,882,000, 22.4% higher than the $14,613,000 earned during the twelve months of 2000. Core net income increased 12.2% to $15,674,000 for the twelve months ended December 31, 2001 compared to $13,967,000 for the similar period of 2000.

                FOURTH QUARTER EARNINGS PER SHARE INCREASED 28.6%

Basic earnings per share for the three months ended December 31, 2001 was $0.46 compared to $0.35 for the similar period of 2000, a 31.4% increase. Diluted earnings per share for the three months ended December 31, 2001 was $0.45 compared to $0.35 for the similar period of 2000, a 28.6% increase. The return on average assets for the three months ended December 31, 2001 was 1.16% compared to 1.03% for the similar period in 2000. The return on average equity for the three months ended December 31, 2001 was 19.86% compared to 18.95% for the similar period in 2000.

Basic earnings per share was $1.66 or 22.1% higher than the similar period in 2000. Diluted earnings per share was $1.64 or 21.5% higher for the twelve months ended December 31, 2001 compared to the similar period in 2000. The return on average assets for the twelve months ended December 31, 2001 was 1.12% compared to 1.07% for the similar period in 2000. The return on average equity for the twelve months ended December 31, 2001 was 19.50% compared to 20.57% for the similar period in 2000.

               FOURTH QUARTER NET INTEREST INCOME INCREASED 13.4%

Net interest income increased $1,521,000 or 13.4% in the fourth quarter of 2001 compared to the similar period in 2000. Year to date net interest income increased $1,707,000 or 3.7% compared to the similar period in 2000. The net interest margin increased to 3.33% in the fourth quarter of 2001 from 3.24% in the third quarter of 2001 but declined from 3.82% in the fourth quarter of 2000. The net interest margin was to 3.31% for the twelve months ended December 31, 2001 compared to 3.65% for the comparable period in 2000.

During 2001, short-term interest rates were reduced by 475 basis points by the Federal Open Market Committee of the Federal Reserve System. These interest rate reductions along with reductions in the prime rate have resulted in decreases in the net interest margin. These interest rate reductions adversely affected yields on the Company's predominately variable rate commercial and commercial real estate loan portfolios. The impact of these rate decreases was offset in part by the $178.8 million or 21.7% increase in loans during 2001 and by decreases in core deposit rates and maturing certificates of deposits.

The net interest margin was also impacted by additional interest expense of $878,000 recognized during 2001 relating to the Company's $20.0 million of trust preferred securities issued in June 2000.

Repricing opportunities on core deposits and certificates of deposits are expected to offset any unfavorable impact from future interest rate reductions in the near term. In the first quarter of 2002, $257.3 million in certificates of deposit at a weighted average rate of 4.60% will mature and are expected to reprice at lower rates assuming no spike in interest rates. The Company expects net interest income and net interest margin to improve during the first quarter of 2002 compared to the prior quarter.

The Company manages its securities available-for-sale portfolio and trading account portfolio on a total return basis. In this respect, management regularly reviews the performance of its securities and sells specific securities to provide opportunities to enhance net interest income and net interest margin, and when possible it will recognize gains on the sale of securities. The Company has a long history of managing its securities in this manner. During 2001, the Company experienced an above average level of refinancing activity on its mortgage-backed securities. Trading account profits result from trading strategies that are utilized to supplement narrowing bond yields during periods of interest rate volatility. Gains on securities transactions were $509,000 and $819,000 during the three months ended December 31, 2001 and December 31, 2000, respectively. Trading account profits were $84,000 compared to a loss of $269,000 during the three months ended December 31, 2001 and December 31, 2000, respectively. Gains on securities transactions for the twelve months ended December 31, 2001 and 2000 were $2.8 million and $1.2 million, respectively. Trading account profits were $899,000 compared to a loss of $120,000 for the twelve months ended December 31, 2001 and 2000, respectively.

                   FOURTH QUARTER OTHER INCOME INCREASED 50.2%

Other income, excluding gains on securities transactions and trading account profits, increased $876,000 or 50.2% on a comparable fourth quarter 2001 to 2000 basis. The other income to average assets ratio was 0.61% for the three months ended December 31, 2001 compared to 0.48% for the same period in 2000. Service charges on deposits increased $580,000 or 63.5% during to the three months ended December 31, 2000. Mortgage loan origination fees, insurance and investment brokerage commissions, and other income increased $129,000, $108,000 and $193,000, respectively, for the three months ended December 31, 2001 compared to the fourth quarter of 2000.

Other income, excluding gains on securities transactions and trading account profits, increased $2.5 million or 38.0% on a comparable twelve months 2001 to 2000 basis. The other income to average assets ratio was 0.57% for the twelve months ended December 31, 2001 compared to 0.48% for the same period in 2000. Service charges on deposits, mortgage loan origination fees, insurance and investment brokerage commissions, and other income increased by $1.4 million, $408,000, $36,000, and $249,000, respectively, for the twelve months ended December 31, 2001 compared to the similar period in 2000.

                FOURTH QUARTER EFFICIENCY RATIO IMPROVED TO 50.1%

Other expenses increased $478,000 or 6.2% for the three months ended December 31, 2001 compared to the three months ended December 31, 2000. The other expenses to average assets ratio was 1.91% for the three months ended December 31, 2001 compared to 2.16% for the same period in 2000. Salaries and employee benefits expense increased $737,000 during the three months ended December 31, 2001 compared to December 31, 2000. Increased full-time staff positions, enhanced benefit programs, and increased health insurance costs have resulted in the increase in salaries and employee benefits. The efficiency ratio was 50.1% for the three months ended December 31, 2001 compared to 56.7% for the same period in 2000.

Other expenses increased $2.1 million or 7.2% for the twelve months of 2001 compared to the similar period in 2000. The other expenses to average assets ratio was 1.97% for the twelve months ended December 31, 2001 compared to 2.14% for the similar period in 2000. Salaries and employee benefits increased $2.2 million or 13.5% compared to the similar period in 2000. Professional services increased $351,000 for the twelve months of 2001 compared to the similar period in 2000 due to higher ATM charges and outsourced engagements. The efficiency ratio was 52.2% for the twelve months ended December 31, 2001 compared to 53.9% for the same period in 2000.

           2001 ASSETS AND LOANS EXCEED $1.8 BILLION AND $1.0 BILLION

Total assets reached $1.8 billion at December 31, 2001, an increase of $342.7 million during the twelve months of 2001. Securities available-for-sale increased 33.1% or $170.0 million during the twelve months of 2001. Loans increased 21.7% or $178.8 million during the twelve months of 2001.

Deposits increased 11.6% or $125.7 million during the twelve months of 2001. Borrowings increased 52.9% or $153.1 million during the twelve months of 2001.

                       CONTINUED ASSET QUALITY IMPROVEMENT

The allowance for loan losses was $10.1 million or 1.01% of total loans at December 31, 2001 compared to $8.6 million or 1.04% at December 31, 2000. The provision for loan losses was $2.2 million for the twelve months ended December 31, 2001 compared to $1.9 million for the twelve months ended December 31, 2000. Net charge-offs for the twelve months ended December 31, 2001 were $678,000 compared to $824,000 for the twelve months ended December 31, 2000. The net charge-off percentage to average loans was 0.07% and 0.11% at December 31, 2001 and December 31, 2000, respectively. Allowance for loan losses to nonperforming loans ratio was 4.28x and 3.82x at December 31, 2001 and December 31, 2000, respectively. Nonperforming loans were $2.4 million and $2.3 million at December 31, 2001 and December 31, 2000, respectively. The nonperforming loans to total loans ratio for these two time periods was 0.24% and 0.26%, respectively. The nonperforming assets to total assets ratio was 0.15% and 0.23% for December 31, 2001 and December 31, 2000, respectively.

                            STOCK REPURCHASE PROGRAM

During the fourth quarter of 2001, the Company announced a Stock Repurchase Program totaling 100,000 shares. There were 28,000 shares repurchased at a weighted average price of $19.32 through December 31, 2001. There are 72,000 shares available to be repurchased under this program.

Midwest Banc Holdings, Inc. provides a wide range of retail and commercial lending services, personal and corporate trust services, residential mortgage origination, and securities and insurance brokerage activities throughout the greater Chicago metropolitan area and Western Illinois. The Company's four principal operating subsidiaries are: Midwest Bank and Trust Company, Midwest Bank of Hinsdale, Midwest Bank of McHenry County, and Midwest Bank of Western Illinois.

This press release may contain certain "Forward-Looking Statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and should be reviewed in conjunction with the Company's Annual Report on Form 10-K and other publicly available information regarding the Company, copies of which are available from the Company upon request. Such publicly available information sets forth certain risks and uncertainties related to the Company's business which should be considered in evaluating "Forward-Looking Statements".

                           MIDWEST BANC HOLDINGS, INC.
                        CONSOLIDATED FINANCIAL HIGHLIGHTS
                   INCOME STATEMENT SUMMARY AND PER SHARE DATA
                      (In thousands, except per share data)

                                                        THREE MONTHS ENDED
                                                           DECEMBER 31,                 2000-2001 COMPARISON
                                                     ------------------------         ------------------------
                                                       2001             2000          $ CHANGE        % CHANGE
                                                       ----             ----          --------        --------
Interest income...............................       $27,688          $29,208         $(1,520)         -5.2%
Interest expense..............................        14,776           17,817          (3,041)        -17.1%
                                                     -------          -------         -------         -----
Net interest income...........................        12,912           11,391           1,521          13.4%
Provision for loan losses.....................           670              425             245          57.6%
Other income..................................         2,621            1,745             876          50.2%
Net gains on securities transactions..........           593              550              43           7.8%
Other expenses................................         8,249            7,771             478           6.2%
                                                     -------          -------         -------         -----
Income before income taxes....................         7,207            5,490           1,717          31.3%
Provision for income taxes....................         2,209            1,763             446          25.3%
                                                     -------          -------         -------         -----
Net income....................................       $ 4,998          $ 3,727         $ 1,271          34.1%
                                                     =======          =======         =======         =====
Cash net income(1)............................       $ 5,073          $ 3,810         $ 1,263          33.1%
                                                     =======          =======         =======         =====
Basic earnings per share......................       $  0.46          $  0.35         $  0.11          31.4%
                                                     =======          =======         =======         =====
Diluted earnings per share....................       $  0.45          $  0.35         $  0.10          28.6%
                                                     =======          =======         =======         =====
Cash dividends declared.......................       $  0.150         $  0.150        $  0.000         00.0%
                                                     ========         ========        ========        =====


                                                        TWELVE MONTHS ENDED
                                                            DECEMBER 31,                2000-2001 COMPARISON
                                                      -------------------------       ------------------------
                                                        2001             2000          $ CHANGE        % CHANGE
                                                        ----             ----          --------        --------
Interest income...............................        $113,132         $109,792        $  3,340           3.0%
Interest expense..............................          65,665           64,032           1,633           2.6%
                                                      --------         --------        --------         -----
Net interest income...........................          47,467           45,760           1,707           3.7%
Provision for loan losses.....................           2,220            1,850             370          20.0%
Other income..................................           9,142            6,625           2,517          38.0%
Net gains on securities transactions..........           3,660            1,070           2,590         242.1%
Other expenses................................          31,463           29,360           2,103           7.2%
                                                      --------         --------        --------         -----
Income before income taxes....................          26,586           22,245           4,341          19.5%
Provision for income taxes....................           8,704            7,632           1,072          14.0%
                                                      --------         --------        --------         -----
Net income....................................        $ 17,882         $ 14,613         $ 3,269          22.4%
                                                      ========         ========        ========         =====
Cash net income(1)............................        $ 18,205         $ 14,922         $ 3,283          22.0%
                                                      ========         ========        ========         =====
Basic earnings per share......................        $   1.66         $   1.36         $  0.30          22.1%
                                                      ========         ========        ========         =====
Diluted earnings per share....................        $   1.64         $   1.35         $  0.29          21.5%
                                                      ========         ========        ========         =====
Cash dividends declared.......................        $   0.600        $   0.525        $  0.075         14.3%
                                                      =========        =========       =========        =====

---------------------------

(1)     Cash net income is defined as net income plus the after-tax effect of amortization expense of goodwill.

                                                         THREE MONTHS ENDED              QUARTER TO QUARTER
                                                   DECEMBER 31,     SEPTEMBER 30,            COMPARISON
                                                   ------------     -------------      -----------------------
                                                       2001             2001           $ CHANGE       % CHANGE
                                                       ----             ----           --------       --------
Interest income...............................        $27,688          $28,493         $   (805)        -2.8%
Interest expense..............................         14,776           16,651           (1,875)       -11.3%
                                                      -------          -------         --------        -----
Net interest income...........................         12,912           11,842            1,070          9.0%
Provision for loan losses.....................            670              346              324         93.6%
Other income..................................          2,621            2,567               54          2.1%
Net gains on securities transactions..........            593            1,032             (439)       -42.5%
Other expenses................................          8,249            7,985              264          3.3%
                                                      -------          -------         --------        -----
Income before income taxes....................          7,207            7,110               97          1.4%
Provision for income taxes....................          2,209            2,324             (115)        -4.9%
                                                      -------          -------         --------        -----
Net income....................................        $ 4,998          $ 4,786         $    212          4.4%
                                                      =======          =======         ========        =====
Cash net income(1)............................        $ 5,073          $ 4,869         $    204          4.2%
                                                      =======          =======         ========        =====
Basic earnings per share......................        $  0.46          $  0.45         $   0.01          2.2%
                                                      =======          =======         ========        =====
Diluted earnings per share....................        $  0.45          $  0.44         $   0.01          2.3%
                                                      =======          =======         ========        =====
Cash dividends declared.......................        $  0.150         $  0.150        $   0.000         0.0%
                                                      ========         ========        =========       =====

---------------------------

(1)     Cash net income is defined as net income plus the after-tax effect of amortization expense of goodwill.

                           MIDWEST BANC HOLDINGS, INC.
                        CONSOLIDATED FINANCIAL HIGHLIGHTS
                      (In thousands, except per share data)

                                                  THREE MONTHS ENDED                     TWELVE MONTHS ENDED
                                       -------------------------------------------   --------------------------
                                             DECEMBER 31,            SEPTEMBER 30,           DECEMBER 31,
                                       ------------------------   ----------------   --------------------------
                                         2001            2000            2001            2001           2000
                                         ----            ----            ----            ----           ----
INCOME STATEMENT DATA:
   Net income...................       $4,998          $3,727          $4,786         $17,882         $14,613
   Core net income (1)..........        4,640           3,395           4,163          15,674          13,967
   Cash net income (2)..........        5,073           3,810           4,869          18,205          14,992
   Net overhead expense to
      average assets............         1.30%           1.67%           1.32%           1.40%           1.66%
   Efficiency ratio.............        50.13           56.70           51.93           52.21           53.90
   Other income to average
      assets....................         0.61            0.48            0.63            0.57            0.48
   Other expense to average
      assets....................         1.91            2.16            1.94            1.97            2.14
PER SHARE DATA:
   Earnings per share (basic)...        $0.46           $0.35           $0.45           $1.66            1.36
   Earnings per share (diluted).         0.45            0.35            0.44            1.64            1.35
   Cash earnings per share
      (basic)...................         0.47            0.35            0.45            1.70            1.39
   Cash dividends declared......         0.150           0.150           0.150           0.600           0.525
   Book value at end of period..         8.98            7.69            9.21            8.98            7.69
   Tangible book value at end
      of period.................         8.80            7.49            9.06            8.80            7.49
SELECTED FINANCIAL RATIOS:
   Return on average assets.....         1.16%           1.03%           1.17%           1.12%           1.07%
   Return on average equity.....        19.86           18.95           20.46           19.50           20.57
   Cash return on average assets         1.17            1.06            1.19            1.14            1.09
   Cash return on average equity        20.16           19.37           20.81           19.85           21.01
   Dividend payout..............        32.18           43.23           33.66           36.02           38.68
   Loan to deposit..............        82.82           75.95           78.86           82.82           75.95
   Average equity to average
      assets....................         5.82            5.46            5.70            5.75            5.18
   Net interest margin (tax
      equivalent)...............         3.33            3.82            3.24            3.31            3.65
   Allowance for loan losses to
      total loans at the end of
      period....................         1.01            1.04            1.02            1.01            1.04
   Net loans charged off to
      average total loans.......         0.03            0.01            0.05            0.07            0.11
   Nonperforming loans to total
      loans at the end of
      period (3)................         0.24            0.26            0.36            0.24            0.26
   Nonperforming assets to
      total assets (4)..........         0.15            0.23            0.22            0.15            0.23
   Allowance to nonperforming
      loans.....................         4.28x           3.82x           2.86x           4.28x           3.82x

---------------------------

(1)     Core net income is defined as net income less the after-tax effect of security gains and trading account profits.
(2)     Cash net income is defined as net income plus the after-tax effect of amortization expense for goodwill.
(3)     Includes total nonaccrual and all other loans 90 days or more past due.
(4)     Includes total nonaccrual, all other loans 90 days or more past due, and other real estate owned.

                                                                          DECEMBER 31,             SEPTEMBER 30,
                                                                  ---------------------------     --------------
                                                                     2001             2000             2001
                                                                     ----             ----             ----
                                                                                 (IN THOUSANDS)
BALANCE SHEET DATA:
   Total assets.............................................      $1,810,422       $1,467,770       $1,689,165
   Total earning assets.....................................       1,711,030        1,371,519        1,595,928
   Average assets (quarter-to-date).........................       1,716,295        1,433,455        1,629,350
   Average assets (year-to-date)............................       1,593,939        1,370,386        1,552,931
   Total loans..............................................       1,003,386          824,632          956,093
   Allowance for loan losses................................          10,135            8,593            9,733
   Total deposits...........................................       1,211,520        1,085,786        1,212,409
   Borrowings...............................................         442,150          289,093          359,709
   Stockholders' equity.....................................          96,214           82,576           98,925
   Tangible stockholders' equity............................          94,272           80,463           97,293
   Average equity (quarter-to-date).........................          99,841           78,233           92,825
   Average equity (year-to-date)............................          91,725           71,029           88,991
Common Shares Outstanding...................................          10,712           10,740           10,740
Average Shares Outstanding (quarter-to-date)................          10,723           10,740           10,740
Average Shares Outstanding (year-to-date)...................          10,736           10,766           10,740